UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008 (December 4, 2008)

JER Investors Trust Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code

(703) 714-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On December 4, 2008, JER Debt Co-Investment Advisors, L.P. (the “General Partner”), an affiliate of JER Investors Trust Inc. (“JRT”), JERIT Non-CDO Assets Holding LLC, a subsidiary of JRT, JER Fund IV US Debt Co-Investment, LLC and the California Public Employees’ Retirement System (“CalPERS”) entered into an amendment to the amended and restated limited partnership agreement (the "LPA") of JER US Debt Co-Investment Vehicle, L.P. (the "US Debt Fund") (such amendment being filed herewith as Exhibit 10.1).  The amendment extends the US Debt Fund's commitment period for an additional one year period, from December 11, 2008 to December 11, 2009.  In addition, pursuant to the amendment, the General Partner is not required by the LPA to allocate new investment opportunities to the US Debt Fund.  Finally, the amendment provides that commencing on December 11, 2008 through and including December 11, 2009, the management fee payable by CalPERS to the General Partner shall be calculated to (i) include CalPERS’ pro-rata share of the outstanding principal balance on the US Debt Fund’s revolving credit facility with WestLB AG New York Branch and (ii) exclude CalPERS’ pro-rata share of unrestricted cash and cash equivalents held by the US Debt Fund.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. 10.1 First Amendment to Amended and Restated Limited Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: December 10, 2008	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Limited Partnership Agreement